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                                                                    Exhibit 23.1



                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Knight-Ridder, Inc. for the registration of $500,000,000 of debt securities and to the incorporation by reference therein of our report dated January 24, 2001, with respect to the consolidated financial statements and schedule of Knight-Ridder, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                                   /s/ Ernst & Young LLP

San Jose, California
June 27, 2001